Exhibit 5.1



September 27, 1999

Board of Directors
Molecular Biosystems, Inc.
10030 Barnes Canyon Road
San Diego, California 92121


                             Re:    Registration Statement on Form S-8 -
                                    1998 Directors Stock Option Plan

Gentlemen:

         We have acted as counsel to Molecular Biosystems, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be issued upon the exercise of options granted or to be granted under the Discretionary Option Grant Program, Salary Investment Option Grant Program and Automatic Option Grant Program under the Molecular Biosystems, Inc. 1998 Stock Option Plan (the "Plan"), or to be issued pursuant to the Stock Issuance Program under the Plan.

         As such counsel, we have examined the Plan, the Registration Statement, the Company's certificate of incorporation and by-laws, each as amended to date, minutes of meetings and records of proceedings of the Company's Board of Directors and stockholders, and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion. In the course of this examination, we have assumed the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals by representatives of the Company, public officials and third parties, and the conformity to and authenticity of the originals of all documents and certificates submitted to us as copies.


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Board of Directors
September 27, 1999
Page Two


     On the basis of our examination, we are of the opinion that (i) the Company has duly authorized and reserved the Shares for issuance upon the exercise of options granted or to be granted or under the Discretionary Option Grant Program, Salary Investment Option Grant Program and Automatic Option Grant Program under the Plan, or pursuant to the Stock Issuance Program under the Plan and that (ii) when issued upon the exercise and in accordance with the terms of options granted or to be granted under the Discretionary Option Grant Program, Salary Investment Option Grant Program or Automatic Option Grant Program under the Plan (including, but not limited to, the terms of payment of the option price), or pursuant to the Stock Issuance Program under the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the use of our opinion as an exhibit to the Registration Statement.


                                                          Very truly yours,

                                                          /s/ JOHNSON AND COLMAR

                                                          Johnson and Colmar